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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Sanmina-SCI Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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 NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON SEPTEMBER 29, 2008

        Notice is hereby given that a Special Meeting of Stockholders of Sanmina-SCI Corporation will be held on September 29, 2008, at 11:00 a.m., Pacific Daylight Time, at Sanmina-SCI Corporation's corporate offices, located at 30 E. Plumeria Drive, San Jose, California 95134, for the following purposes (as more fully described in the Proxy Statement accompanying this Notice):

  •
  To approve an amendment to our restated certificate of incorporation to effect a reverse stock split of our common stock pursuant to which any whole number of outstanding shares between and including Three (3) and Ten (10) would be combined into one share of our common stock and to concurrently decrease the authorized number of shares of common stock on a proportional basis and to authorize our Board of Directors to select and file one such amendment.

        This item of business is more fully described in the Proxy Statement accompanying this Notice of Special Meeting. Pursuant to our Bylaws, no other matters may properly come before the Special Meeting.

        Pursuant to the Internet proxy rules promulgated by the Securities and Exchange Commission, we have elected to provide access to our proxy materials over the Internet. Accordingly, stockholders of record at the close of business on August 8, 2008 will receive a Notice of Internet Availability of Proxy Materials and may vote at the Special Meeting and any adjournment or postponement of the meeting. We expect to mail the Notice of Internet Availability of Proxy Materials on or about August 20, 2008.

        All stockholders are cordially invited to attend the Special Meeting in person. You should bring a brokerage statement or other evidence of your Company shareholdings for entrance to the Special Meeting. Even if you plan to attend the Special Meeting, please vote, as instructed in the Notice of Internet Availability of Proxy Materials, via the Internet or the telephone as promptly as possible to ensure that your vote is recorded. Alternatively, you may follow the procedures outlined in the Notice of Internet Availability of Proxy Materials to request a paper proxy card to submit your vote by mail. Any stockholder attending the Special Meeting may vote in person even if he or she previously voted by another method.

BY ORDER OF THE BOARD OF DIRECTORS
Michael R. Tyler, Executive Vice President, General Counsel and Corporate Secretary

San Jose, California
August 20, 2008

SANMINA-SCI CORPORATION
30 E. Plumeria Drive
San Jose, California 95134

PROXY STATEMENT
FOR THE SPECIAL MEETING OF STOCKHOLDERS

QUESTIONS AND ANSWERS ABOUT PROCEDURAL MATTERS

Q1:	Why am I receiving these proxy materials?
A:

The Board of Directors of Sanmina-SCI Corporation ("Sanmina-SCI" or the "Company") is providing these proxy materials to you in connection with the solicitation of proxies for use at the Special Meeting of Stockholders to be held on September 29, 2008 at 11:00 a.m., Pacific Daylight Time, and at any adjournment or postponement thereof, for the purpose of considering and acting upon the matters described in this document.

Q2:	What is the Notice of Internet Availability of Proxy Materials?
A:

In accordance with rules and regulations adopted by the Securities and Exchange Commission (the "SEC"), instead of mailing a printed copy of our proxy materials to all stockholders entitled to vote at the Special Meeting, we are furnishing the proxy materials to our stockholders over the Internet. If you received a Notice of Internet Availability of Proxy Materials (the "Notice of Internet Availability") by mail, you will not receive a printed copy of the proxy materials. Instead, the Notice of Internet Availability will instruct you as to how you may access and review the proxy materials and submit your vote via the Internet. If you received a Notice of Internet Availability by mail and would like to receive a printed copy of the proxy materials, please follow the instructions included in the Notice of Internet Availability for requesting printed materials.

We expect to mail the Notice of Internet Availability on or about August 20, 2008, to all stockholders entitled to vote at the Special Meeting. On the date of mailing of the Notice of Internet Availability, all stockholders and beneficial owners will have the ability to access all of our proxy materials, and to vote, on a website referred to in the Notice of Internet Availability. These proxy materials will be available free of charge.

Q3:	Where is the Special Meeting?
A:	The Special Meeting will be held at our corporate offices, located at 30 E. Plumeria Drive, San Jose, California 95134. The telephone number at the meeting location is (408) 964-3500.
Q4:	Can I attend the Special Meeting?
A:

You are invited to attend the Special Meeting if you were a stockholder of record or a beneficial owner as of August 8, 2008. You should bring a brokerage statement or other evidence of your Company shareholdings for entrance to the Special Meeting. The meeting will begin promptly at 11:00 a.m., Pacific Daylight Time.

Stock Ownership
Q5:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?
A:

Stockholders of Record.    If your shares are registered directly in your name with Sanmina-SCI's transfer agent, Wells Fargo Shareowner Services, you are considered, with respect to those shares, the stockholder of record, and the Notice of Internet Availability has been sent directly to you.

Beneficial Owners.    Most stockholders hold their shares through a broker, trustee or other nominee, rather than directly in their own name. If your shares are held in a brokerage account or by a bank or another nominee, you are considered the "beneficial owner" of shares held in "street name." The Notice of Internet Availability should be forwarded to you by your broker, trustee or nominee who is considered, with respect to those shares, the stockholder of record.

As the beneficial owner, you have the right to direct your broker, trustee or other nominee on how to vote your shares. For directions on how to vote shares beneficially held in street name, please refer to the voting instruction card provided by your broker, trustee or nominee. Because a beneficial owner is not the stockholder of record, you may not vote these shares in person at the Special Meeting unless you obtain a "legal proxy" from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the Special Meeting.

Quorum and Voting
Q6:	Who is entitled to vote at the Special Meeting?
A:

Holders of record of our common stock at the close of business on August 8, 2008, are entitled to receive notice of and to vote their shares at the Special Meeting. Such stockholders are entitled to cast one vote for each share of common stock held as of August 8, 2008.

As of the close of business on August 8, 2008, there were 530,971,114 shares of common stock outstanding and entitled to vote at the Special Meeting.
Q7:	How many shares must be present or represented to conduct business at the Special Meeting?
A:

The presence of the holders of a majority of the shares of our common stock entitled to vote at the Special Meeting is necessary to constitute a quorum at the Special Meeting. Stockholders are counted as present at the meeting if they are present in person at the Special Meeting or have properly submitted a proxy.

Under the General Corporation Law of the State of Delaware, abstentions and broker "non-votes" are counted as present and entitled to vote and are, therefore, included for purposes of determining whether a quorum is present at the Special Meeting.

Q8:	What is a broker "non-vote"?
A:

If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, under the rules of various national and regional securities exchanges, the organization that holds your shares may generally vote on "discretionary" matters but cannot vote on "non-discretionary" matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a "non-discretionary" matter, the organization that holds your shares will inform our Inspector of Election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a "broker non-vote." Proposal 1 (amendment of our restated certificate of incorporation) is considered a "discretionary" matter, meaning that a broker may vote your shares held in street name in its discretion in the absence of your voting instructions, which vote could be "For" or "Against" as indicated by the broker.

Q9:	Can I vote my shares in person at the Special Meeting?
A:	Yes. Whether you hold shares directly as the stockholder of record or beneficially in street name, you may vote your shares at the Special Meeting, as summarized below.
Stockholders of Record. Shares held in your name as the stockholder of record may be voted in person at the Special Meeting even if previously voted by another method.

Beneficial Owners.    Shares held beneficially in street name may be voted in person at the Special Meeting only if you obtain a legal proxy from the broker, trustee or other nominee that holds your shares giving you the right to vote the shares.

Even if you plan to attend the Special Meeting, we recommend that you submit your vote as described in the Notice of Internet Availability and below, so that your vote will be counted if you later decide not to attend the Special Meeting.

Q10:	Can I vote my shares without attending the Special Meeting?
A:	Yes. Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the Special Meeting, as summarized below.

Internet.    Stockholders of record with Internet access may submit proxies by following the "Vote by Internet" instructions on the Notice of Internet Availability until 8:59 p.m., Pacific Daylight Time, on September 28, 2008 or by following the instructions at www.proxyvote.com. Most of our stockholders who hold shares beneficially in street name may vote by accessing the website specified in the voting instructions provided by their brokers, trustees or nominees. A large number of banks and brokerage firms are participating in the Broadridge Financial Solutions, Inc. ("Broadridge") online program. This program provides eligible stockholders the opportunity to vote over the Internet or by telephone. Voting forms will provide instructions for stockholders whose bank or brokerage firm is participating in the Broadridge program.

Telephone.    Depending on how your shares are held, you may be able to vote by telephone. If this option is available to you, you will have received information with the Notice of Internet Availability explaining this procedure.

Mail.    If you are a record holder (i.e. you own your Company shares directly and not through a broker), you may request a proxy card from Sanmina-SCI on which you can indicate your vote by completing, signing and dating the card where indicated and by returning it in the prepaid envelope that will be included with the proxy card. If you hold your shares in street name, the voting instructions provided by your broker, trustee or nominee will indicate whether and how you may vote by mail.

Q11:	How will my shares be voted if I submit a proxy via the Internet, by telephone or by mail and do not make specific choices?
A:

If you submit a proxy via the Internet, by telephone or by mail and do not make voting selections, the shares represented by that proxy will be voted "FOR" the proposal to approve an amendment to our restated certificate of incorporation.

Q12:	Can the Special Meeting to adjourned or postponed?
A:

Yes, management may adjourn or postpone the Special Meeting at any time prior to the time a vote is taken on the proposal to amend the Company's certificate of incorporation to a later time or different place and for any reason, including for the solicitation of additional proxies.

Q13:	Can I change or revoke my vote?
A:	Yes.
Stockholders of Record. If you are a stockholder of record, you may change your vote by
•

Delivering to Sanmina-SCI's Corporate Secretary, prior to your shares being voted at the Special Meeting, a written notice of revocation or a duly executed proxy card, in either case dated later than the prior proxy relating to the same shares; or

• by attending the Special Meeting and voting in person (although attendance at the Special Meeting will not, by itself, revoke a proxy).

Any written notice of revocation or subsequent proxy card must be received by Sanmina-SCI prior to the taking of the vote at the Special Meeting. Such written notice of revocation or subsequent proxy card should be sent to Sanmina-SCI Corporation, attention Corporate Secretary, 30 E. Plumeria Drive, San Jose, California 95134.

A stockholder of record who has voted via the Internet or by telephone may also change his or her vote by making a timely and valid Internet or telephone vote no later than 8:59 p.m., Pacific Daylight Time, on September 28, 2008.

Beneficial Owners.    If you are a beneficial owner of shares held in street name, you may change your vote, subject to any rules your broker, trustee or nominee may have, by submitting new voting instructions to your broker, trustee or other nominee, or, if you have obtained a legal proxy from your broker, trustee or other nominee that holds your shares giving you the right to vote the shares, by attending the Special Meeting and voting in person.

Q14:	What proposal will be voted on at the Special Meeting?
A:

At the Special Meeting, stockholders will be asked to consider and approve a proposed amendment to our restated certificate of incorporation to effect a reverse stock split of our common stock pursuant to which any whole number of outstanding shares between and including Three (3) and Ten (10) would be combined into one share of our common stock and to concurrently decrease the authorized number of shares of common stock on a proportional basis and to authorize our Board of Directors to select and file one such amendment.

Q15:	What is the voting requirement to approve the proposal?
A:

Approval and adoption of the proposed the amendment of our restated certificate of incorporation requires the affirmative vote of at least a majority of our issued and outstanding shares of common stock. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes.

Q16:	How does the Board of Directors recommend that I vote?
A:

The Board of Directors unanimously recommends that the stockholders vote FOR the approval of proposed amendment to our restated certificate of incorporation. See "AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT—Reasons for the Reverse Stock Split."

Q17:	Who will bear the cost of soliciting votes for the Special Meeting?
A:

Sanmina-SCI will bear all expenses of soliciting proxies. We must reimburse brokerage firms, custodians, nominees, fiduciaries and other persons representing beneficial owners of common stock for their reasonable expenses in forwarding solicitation material to such beneficial owners. Directors, officers and employees of Sanmina-SCI may also solicit proxies in person or by other means of communication. Such directors, officers and employees will not be additionally compensated but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. We may engage the services of a professional proxy solicitation firm to aid in the solicitation of proxies from certain brokers, bank nominees and other institutional owners. Sanmina-SCI's costs for such services, if retained, will not be significant.

Q18:	Where can I find the voting results of the Special Meeting?
A:	We intend to announce preliminary voting results at the Special Meeting and will publish final results in our Annual Report on Form 10-K for the fiscal year ending September 27, 2008.

Q19:	How many votes do I have?
A:	You have one vote for each share of common stock you own as of August 8, 2008.
Q20:	How are votes counted?
A:

Votes will be counted by the inspector of election appointed for the meeting, who will separately count "For" and "Against" votes and abstentions. Abstentions will be counted towards the vote total for the proposal, but will have the same effect as "Against" votes.

Stockholder Proposals and Director Nominations
Q21:	What is the deadline to propose actions for consideration at next year's Annual Meeting of Stockholders or to nominate individuals to serve as directors?
A:

You may submit proposals, including director nominations, for consideration at future stockholder meetings. All notices of proposals by stockholders should be sent to Sanmina-SCI Corporation, attention Corporate Secretary, 30 E. Plumeria Drive, San Jose, California 95134.

Requirements for stockholder proposals to be considered for inclusion in our proxy materials.    Stockholders may present proper proposals for inclusion in Sanmina-SCI's proxy statement and for consideration at the next Annual Meeting of Stockholders by submitting their proposals in writing to our Corporate Secretary in a timely manner. In order to be included in the proxy statement for the 2009 Annual Meeting of Stockholders, stockholder proposals must have been received by Sanmina-SCI's Corporate Secretary no later than August 16, 2008, and must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

Requirements for stockholder proposals to be brought before an annual meeting.    In addition, our bylaws establish an advance notice procedure for stockholders who wish to present certain matters before an annual meeting of stockholders, even though such proposals are not included in the proxy materials. To be timely for the 2009 Annual Meeting of Stockholders, a stockholder's notice must be delivered to or mailed and received by our Corporate Secretary at our principal executive offices between September 30, 2008 and October 30, 2008. For all matters that a stockholder proposes to bring before the annual meeting, the notice must set forth:

	•	the name and record address of the stockholder proposing such business;
	•	the class and number of shares of Sanmina-SCI which are beneficially owned by the stockholder;
	•	a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; and
	•	as to the stockholder giving the notice, on whose behalf the nomination or proposal is made:
•

whether such stockholder intends to deliver a proxy statement to holders of at least the percentage of Sanmina-SCI's voting shares required to carry the proposal or, in the case of a nomination, a sufficient number of holders of Sanmina-SCI's voting shares to elect such nominee; and

• any material interest of the stockholder in such business.

Please be advised that in connection with the preparation for this special meeting, we determined that the dates reflected in our 2008 Annual Meeting proxy statement for inclusion in the proxy materials for our 2009 Annual Meeting of Stockholders and for presentation at such meeting were incorrect. The dates above reflect the correct dates for inclusion in our proxy materials and for presentation at our 2009 Annual Meeting of Stockholders.

Additional Information
Q22:	What should I do if I receive more than one Notice of Internet Availability or set of proxy materials?
A:

If you received more than one Notice of Internet Availability or set of proxy materials, your shares are registered in more than one name or brokerage account. Please follow the voting instructions on each Notice of Internet Availability or voting instruction card that you receive to ensure that all of your shares are voted.

Q23:	How may I obtain a separate copy of the Notice of Internet Availability?
A:

If you share an address with another stockholder, each stockholder may not receive a separate copy of the Notice of Internet Availability because some brokers and other nominee record holders may be participating in the practice of "householding," which reduces duplicate mailings and saves printing and postage costs. If your Notice of Internet Availability is being householded and you would like to receive separate copies, or if you are receiving multiple copies and would like to receive a single copy, please contact our Investor Relations Department at (408) 964-3610 or write to us at 30 E. Plumeria Drive, San Jose, California 95134, attention: Investor Relations.

Q24:	Can I access Sanmina-SCI's proxy materials over the Internet?
A:

All stockholders and beneficial owners will have the ability to access our proxy materials, and to vote, free of charge, at www.proxyvote.com with their control number referred to in the Notice of Internet Availability. The proxy statement relating to the Special Meeting is also posted on our website, www.sanmina-sci.com.

Q25:	What is the mailing address for Sanmina-SCI's principal executive offices?
A:	Our principal executive offices are located at 30 E. Plumeria Drive, San Jose, California 95134.

Any written requests for additional information, copies of the proxy materials, notices of stockholder proposals, communications to the Board of Directors or any other communications should be sent to 30 E. Plumeria Drive, San Jose, California 95134.

NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED AND THE DELIVERY OF THIS PROXY STATEMENT SHALL, UNDER NO CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE OF THIS PROXY STATEMENT.

 PROPOSAL 1:

AMENDMENT TO RESTATED
CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT

Overview

        Our Board of Directors has unanimously approved an amendment to our certificate of incorporation to effect a reverse stock split of all outstanding shares of our common stock at an exchange ratio ranging from one-for-three (1:3) to one-for-ten (1:10) and to concurrently decrease the authorized number of shares of common stock on a proportional basis. You are now being asked to vote upon this amendment to our certificate of incorporation. Should we receive the required stockholder approval, the Board will have the sole authority to elect, at any time prior to the first anniversary of this Special Meeting: (1) whether or not to effect a reverse stock split, and (2) if so, the number of whole shares of our common stock between and including three (3) and ten (10) which will be combined into one share of our common stock with a proportional reduction in the number of authorized shares of common stock. The Board believes that providing the flexibility for the Board to choose an exact split ratio based on then-current market conditions is in the best interests of Samina-SCI and its stockholders.

        The text of the form of proposed amendment to our certificate of incorporation is attached to this proxy statement as Appendix A. Such form provides that any whole number of outstanding shares between and including three and ten would be combined into one share of our common stock. If approved by the stockholders, and following such approval, the Board determines that a reverse stock split is in the best interests of Sanmina-SCI and its stockholders, the reverse stock split will become effective upon filing the amendment with the Secretary of State of the State of Delaware. The amendment will contain the number of shares selected by the Board within the limits set forth in this proposal to be combined into one share of our common stock. Upon filing of the amendment, the number of our authorized and issued and outstanding shares of common stock would be reduced in accordance with the split ratio determined by the Board.

        Except for adjustments that may result from the treatment of fractional shares as described below, each stockholder will hold the same percentage of our outstanding common stock immediately following the reverse stock split as such stockholder held immediately prior to the reverse stock split.

Recommendation of the Board of Directors

        IN ORDER TO BROADEN THE RANGE OF INSTITUTIONS WHICH CAN INVEST IN OUR STOCK, INCREASE ANALYST AND BROKER INTEREST IN OUR STOCK, POTENTIALLY REDUCE VOLATILITY IN OUR STOCK PRICE AND REDUCE THE NUMBER OF OUTSTANDING SHARES, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE IN FAVOR OF THE AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO PERMIT THE PROPOSED REVERSE STOCK SPLIT.

Reasons for the Reverse Stock Split

        The Board believes that a reverse stock split is desirable and should be approved by stockholders for a number of reasons, including:

  •
  Increase in Eligible Investors.  A reverse stock split would allow a broader range of institutions to invest in our stock (namely, funds that are prohibited from buying stocks whose price is below a certain threshold), potentially increasing trading volume and liquidity.

  •
  Increased Analyst and Broker Interest.  A reverse stock split would help increase analyst and broker interest in our stock as their policies can discourage them from following or recommending companies with lower stock prices. Because of the trading volatility often associated with lower-priced stocks, many brokerage houses and institutional investors have adopted internal policies and practices that either prohibit or discourage them from investing in such stocks or recommending them to their customers. Some of those policies and practices may also function to make the processing of trades in lower-priced stocks economically unattractive to brokers. Additionally, because brokers' commissions on transactions in lower-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of our common stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher.

  •
  Decrease in Number of Outstanding Shares.  The Company currently has approximately 531 million shares outstanding. A reverse stock split would reduce the number of our outstanding shares to a level more appropriate for a company with our market capitalization.

  •
  Decreased Stock Price Volatility.  By potentially increasing our stock price proportionately to the reduction in the number of outstanding shares, a reverse split could decrease price volatility, as small price movements now cause relatively large percentage changes in our stock price.

  •
  Reduced Risk of Nasdaq Delisting.  By potentially increasing our stock price, the reverse stock split would reduce the risk that our stock could be delisted from the Nasdaq Global Select Market, which requires issuers to maintain a closing bid price of at least $1.00 per share.

Effects of the Reverse Stock Split

         Reduction of Shares Held by Individual Stockholders.    After the effective date of the proposed reverse stock split, each stockholder will own fewer shares of our common stock. However, the proposed reverse stock split will affect all of our stockholders uniformly and will not affect any stockholder's percentage ownership interests in us, except to the extent that the reverse split results in any of our stockholders owning a fractional share as described below. Proportionate voting rights and other rights and preferences of the holders of our common stock will not be affected by the proposed reverse stock split (other than as a result of the payment of cash in lieu of fractional shares). For example, a holder of 2% of the voting power of the outstanding shares of common stock immediately prior to reverse stock split would continue to hold 2% of the voting power of the outstanding shares of common stock immediately after the reverse stock split. The number of stockholders of record will not be affected by the proposed reverse stock split (except to the extent that any stockholder holds only a fractional share interest and receives cash for such interest after the proposed reverse stock split). However, if the proposed reverse stock split is implemented, it will increase the number of stockholders of Sanmina-SCI who own "odd lots" of less than 100 shares of our common stock. Brokerage commissions and other costs of transactions in odd lots may be higher than the costs of transactions of more than 100 shares of common stock.

         Reduction in Total Outstanding and Authorized Shares.    The proposed reverse split will reduce the total number of authorized and outstanding shares of common stock by the split ratio determined by the Board within the limits set forth in this proposal. The following table contains approximate information relating to our common stock under certain of the possible split ratios based on share information as of June 28, 2008 (in thousands):

	Pre Reverse Split	1-for-Three	1-for-Five	1-for-Seven	1-for-Ten
Authorized	1,000,000	333,333	200,000	142,857	100,000
Outstanding	530,943	176,981	106,189	75,849	53,094
Stock held in treasury	19,072	6,357	3,814	2,725	1,907
Reserved for future issuance pursuant to outstanding equity grants	53,227	17,742	10,645	7,604	5,323
Reserved for future issuance pursuant to employee stock option and restricted stock plans	2,928	976	586	418	293
Reserved for future issuance pursuant to employee purchase plans	6,133	2,044	1,227	876	613
Authorized and unreserved	387,697	129,233	77,539	55,385	38,770

         Change in Number and Exercise Price of Employee and Director Equity Awards.    The proposed reverse stock split will reduce the number of shares of common stock available for issuance under our employee and director equity plans in proportion to the exchange ratio selected by the Board within the limits set forth in this proposal. Under the terms of our outstanding equity awards, the proposed reverse stock split will cause a reduction in the number of shares of common stock issuable upon exercise or vesting of such awards in proportion to the exchange ratio of the reverse stock split and will cause a proportionate increase in the exercise price of such awards to the extent they are stock options. The number of shares authorized for future issuance under our equity plans will also be proportionately reduced. The number of shares of common stock issuable upon exercise or vesting of outstanding equity awards will be rounded to the nearest whole share and no cash payment will be made in respect of such rounding.

         Regulatory Effects.    Our common stock is currently registered under Section 12(b) of the Exchange Act, and we are subject to the periodic reporting and other requirements of the Exchange Act. The proposed reverse stock split will not affect the registration of the common stock under the Exchange Act or our obligation to publicly file financial and other information with the SEC. If the proposed reverse stock split is implemented, our common stock will continue to trade on The Nasdaq Global Select Market under the symbol "SANM" (although Nasdaq would likely add the letter "D" to the end of the trading symbol for a period of 20 trading days to indicate that the reverse stock split has occurred).

         No Going Private Transaction.    Notwithstanding the decrease in the number of outstanding shares following the proposed reverse stock split, the Board of Directors does not intend for this transaction to be the first step in a series of plans or proposals of a "going private transaction" within the meaning of Rule 13e-3 of the Exchange Act.

Risks of Proposed Reverse Split

        The proposed reverse stock split may not increase our stock price, which would prevent the Company from realizing some of the anticipated benefits of the reverse stock split.

        The Board expects that the reverse split will increase the price per share of our common stock, which in turn would, among other things, broaden the class of investors who invest in our stock, help increase analyst and broker interest in our stock and reduce the possibility that our stock trades below $1.00 per share for an extended period of time, which could cause our stock to be delisted from the Nasdaq Global Select Market. While the Board expects that a reverse stock split of our common stock will increase the market price of our common stock, the effect of a reverse split upon the market price of our common stock cannot be predicted with any certainty. The market price of our common stock is primarily driven by other factors unrelated to the number of shares outstanding, including our current and expected future performance, conditions in the EMS industry and stock market conditions generally. Therefore, it is possible that the per share price of our common stock after the reverse split will not rise in proportion to the reduction in the number of shares of our common stock outstanding resulting from the reverse stock split, which could cause the Company to fail to realize the anticipated benefits of the reverse stock split.

  The proposed reverse stock split may decrease the liquidity of our stock.

        The liquidity of our common stock may be harmed by the proposed reverse split given the reduced number of shares that would be outstanding after the reverse stock split, particularly if the stock price does not increase as a result of the reverse stock split.

Board Discretion to Implement the Reverse Stock Split

        If the reverse stock split is approved by our stockholders, it will be effected, if at all, only upon a determination by the Board that a reverse stock split is in the best interests of Sanmina-SCI and our stockholders. Such determination shall be based upon certain factors, including our then current stock price, the existing and expected marketability and liquidity of our common stock, prevailing market conditions, the likely effect on the market price of our common stock and desire to continue to meet the listing requirements for The Nasdaq Global Select Market. Notwithstanding approval of the reverse stock split by the stockholders, the Board may, in its sole discretion, abandon the proposed amendment to our certificate of incorporation and determine not to effect the reverse stock split as permitted under Section 242(c) of the Delaware General Corporation Law. If the Board fails to implement the reverse stock split prior to the one year anniversary of this Special Meeting of Stockholders, stockholder approval again would be required prior to implementing any reverse stock split.

Effective Date

        The proposed reverse stock split would become effective on the date of filing of a certificate of amendment to our restated certificate of incorporation with the office of the Secretary of State of the State of Delaware. Except as explained below with respect to fractional shares, on the effective date, shares of common stock issued and outstanding immediately prior thereto will be combined and converted, automatically and without any action on the part of the stockholders, into new shares of common stock in accordance with the reverse stock split ratio determined by the Board within the limits set forth in this proposal and the authorized number of shares of common stock will be reduced on a proportional basis to the exchange ratio implemented.

Payment for Fractional Shares

        No fractional shares of common stock will be issued as a result of the proposed reverse stock split. Instead, stockholders who otherwise would be entitled to receive fractional shares, upon surrender to the exchange agent of such certificates representing such fractional shares, will be entitled to receive cash in an amount equal to the product obtained by multiplying (a) the closing sales price of our common stock on the effective date as reported on The Nasdaq Global Select Market by (b) the number of shares of our common stock held by such stockholder that would otherwise have been exchanged for such fractional share interest. As of June 28, 2008, 530,943,115 shares of our common stock were issued and held of record by approximately 1,812 stockholders. As a result of the reverse stock split, we estimate that cashing out fractional stockholders could reduce the number of stockholders of record to approximately 1,733 (assuming a split ratio of one for seven, the mid-point of the range of possible split ratios).

Exchange of Stock Certificates

        As soon as practicable after the effective date, stockholders will be notified that the reverse split has been effected. Our transfer agent will act as exchange agent for purposes of implementing the exchange of stock certificates for record holders (i.e. stockholders who hold their shares directly in their own name and not through a broker). Record holders of pre-reverse split shares will be asked to surrender to the exchange agent certificates representing pre-reverse split shares in exchange for a book entry with the transfer agent or certificates representing post-reverse split shares in accordance with the procedures to be set forth in a letter of transmittal to be sent by us. No new certificates will be issued to a stockholder until such stockholder has surrendered such stockholder's outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent. RECORD STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

        For beneficial holders of pre-reverse split shares (i.e., stockholders who hold their shares through a broker), your broker will make the appropriate adjustment to the number of shares held in your account following the effective date of the reverse split.

Accounting Consequences

        The par value per share of our common stock will remain unchanged at $0.01 per share after the reverse stock split. As a result, on the effective date of the reverse split, the stated capital on our consolidated balance sheet attributable to common stock will be reduced and the additional paid-in-capital account will be increased by the amount by which the stated capital is reduced. Per share net income or loss will be increased because there will be fewer shares of our common stock outstanding. We do not anticipate that any other accounting consequences, including changes to the amount of stock-based compensation expense to be recognized in any period, will arise as a result of the reverse stock split.

No Appraisal Rights

        Under the Delaware General Corporation Law, our stockholders are not entitled to dissenter's rights with respect to the proposed amendment to our restated certificate of incorporation to effect the reverse split.

Material Federal U.S. Income Tax Consequences of the Reverse Stock Split

        The following is a summary of important tax considerations of the proposed reverse stock split. It addresses only stockholders who hold the pre-reverse split shares and post-reverse split shares as capital assets. It does not purport to be complete and does not address stockholders subject to special rules, such as financial institutions, tax-exempt organizations, insurance companies, dealers in securities, mutual funds, foreign stockholders, stockholders who hold the pre-reverse split shares as part of a straddle, hedge, or conversion transaction, stockholders who hold the pre-reverse split shares as qualified small business stock within the meaning of Section 1202 of the Internal Revenue Code of 1986, as amended (the "Code"), stockholders who are subject to the alternative minimum tax provisions of the Code, and stockholders who acquired their pre-reverse split shares pursuant to the exercise of employee stock options or otherwise as compensation. This summary is based upon current law, which may change, possibly even retroactively. It does not address tax considerations under state, local, foreign, and other laws. Furthermore, we have not obtained a ruling from the Internal Revenue Service or an opinion of legal or tax counsel with respect to the consequences of the reverse stock split. Each stockholder is advised to consult his or her tax advisor as to his or her own situation.

        The reverse stock split is intended to constitute a reorganization within the meaning of Section 368 of the Code. Assuming the reverse split qualifies as a reorganization, a stockholder generally will not recognize gain or loss on the reverse stock split, except to the extent of cash, if any, received in lieu of a fractional share interest in the post-reverse split shares. The aggregate tax basis of the post-reverse split shares received will be equal to the aggregate tax basis of the pre-reverse split shares exchanged therefor (excluding any portion of the holder's basis allocated to fractional shares), and the holding period of the post-reverse split shares received will include the holding period of the pre-reverse split shares exchanged.

        A holder of the pre-reverse split shares who receives cash will generally recognize gain or loss equal to the difference between the portion of the tax basis of the pre-reverse split shares allocated to the fractional share interest and the cash received. Such gain or loss will be a capital gain or loss and will be short term if the pre-reverse split shares were held for one year or less and long term if held more than one year. No gain or loss will be recognized by Sanmina-SCI as a result of the reverse stock split.

 SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding the beneficial ownership of our common stock as of June 30, 2008, as to: (i) each person (or group of affiliated persons) who is known to us to beneficially own more than five percent of the outstanding shares of our common stock; (ii) each director; (iii) each of our named executive officers; and (iv) all directors and executive officers as a group.

Name	Shares Beneficially Owned(20)	Approximate Percent Owned(20)
AXA Financial, Inc. and certain affiliated entities(1) 1290 Avenue of the Americas New York, NY 10104	55,220,938	10.40%
Barclays Global Investors, NA(2) 45 Fremont Street San Francisco, CA 94105	40,719,268	7.68%
Brandes Investment Partners, LP. and certain affiliated entities(3) 11988 El Camino Real, Suite 500 San Diego, CA 92130	37,788,129	7.13%
Columbia Wanger Asset Management, LP(4) 227 West Monroe Street, Suite 3000 Chicago, IL 60606	71,491,000	13.49%
Jure Sola(5)	8,576,092	1.62%
David White(6)	710,632	*	%
Joseph R. Bronson(7)	300,000	*	%
Hari Pillai(8)	1,458,960	*	%
Michael Tyler(9)	125,000	*	%
Dennis Young(10)	514,792	*	%
Neil R. Bonke(11)	348,156	*	%
Alain Couder(12)	322,451	*	%
John Goldsberry (13)	25,000	*
Joseph G. Licata, Jr.(14)	105,827	*	%
Mario M. Rosati(15)	226,606	*	%
A. Eugene Sapp, Jr.(16)	1,623,540	*	%
Wayne Shortridge(17)	250,628	*	%
Jacquelyn M. Ward(18)	309,808	*	%
All directors and executive officers as a group (15 persons)(19)	15,027,462	2.83%

*
Less than 1%.

(1)
This information is based solely on a Schedule 13G filed with the SEC on February 14, 2008 by AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle, AXA Courtage Assurance Mutuelle, AXA (on behalf of its subsidiary—AXA Investment Managers, Paris (France)) and AXA Financial Inc. (on behalf of its subsidiaries—Alliance Bernstein L.P. ("Berstein") and AXA Equitable Life Insurance Company ("Equitable")). Each reporting person is deemed to have sole voting power with respect to 34,103,203 shares, shared voting power with respect to 1,758,466 shares and sole dispositive power with respect to 55,220,938 shares. Of the 55,220,938 reported shares, 4,626 shares are owned by AXA Investment Managers, Paris (France), 55,206,737 shares are owned by Bernstein and 9,575 shares are owned by Equitable. AXA Investment Managers, Paris (France) has sole dispositive power with respect to 4,626 shares and sole voting power with respect to 4,626 shares. Bernstein has sole dispositive power with respect to 55,206,737 shares, sole voting power with respect to 34,089,002 shares and shared voting power with respect to 1,758,466 shares. Equitable has sole voting and dispositive power with respect to 9,575 shares.

(2)
This information is based solely on a Schedule 13G filed with the Securities and Exchange Commission on February 6, 2008 by Barclays Global Investors, NA and its affiliated entities. Barclays Global Investors, NA is the beneficial owner of 30,674,834 shares, has sole voting power with respect to 23,629,636 shares and sole dispositive power with respect to all reported shares. Barclays Global Fund Advisors is the beneficial owner of 2,951,327 shares, has sole voting power with respect to 2,951,327 shares and sole dispositive powers with respect to all reported shares. Barclays Global Investors, Ltd. is the beneficial owner of 4,745,074, has sole voting power with respective to 3,889,817 and sole dispositive power with respect to all reported shares. Barclays Global Investors Japan Ltd. is the beneficial owner of 2,238,976 shares, and has sole voting and sole dispositive power with respect to all reported shares. Barclays Global Investors Canada Ltd. is the beneficial owner of 109,057 shares and has sole voting power and sole dispositive power with respect to all reported shares.

(3)
This information is based solely on a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2008 by Brandes Investment Partners, LP ("Brandes") and its affiliated entities. Brandes is the beneficial owner of 37,788,129 shares and has shared voting power with respect to 29,541,074 shares and shared dispositive power with respect to all reported shares. Brandes Investment Partners, Inc. is the beneficial owner of 37,788,129 shares and has shared voting power with respect to 29,541,074 shares and shared dispositive powers with respect to all reported shares. Brandes Worldwide Holdings, LP is the beneficial owner of 37,788,129 shares and has shared voting power with respect to 29,541,074 shares and shared dispositive powers with respect to all reported shares. Charles Brandes is the beneficial owner of 37,788,129 shares and has shared voting power with respect to 29,541,074 shares and shared dispositive powers with respect to all reported shares. Glenn Carlson is the beneficial owner of 37,788,129 shares and has shared voting power with respect to 29,541,074 shares and shared dispositive powers with respect to all reported shares. Jeffrey Busby is the beneficial owner of 37,788,129 shares and has shared voting power with respect to 29,541,074 shares and shared dispositive powers with respect to all reported shares.

(4)
This information is based solely on a Schedule 13G filed with the Securities and Exchange Commission on January 29, 2008 by Columbia Wanger Asset Management, LP ("Columbia"). Columbia is the beneficial owner of all of the reported shares, has sole voting power and sole dispositive power with respect to all reported shares. Columbia is filing as an investment adviser to various investors.

(5)
Includes 4,213,252 shares subject to stock options Mr. Sola has the right to exercise within 60 days after June 30, 2008. Also includes 33,764 shares held by Sola Partners, L.P. and 1,240,000 shares of restricted stock subject to vesting restrictions and the holder continuing to be a service provider to the Company.

(6)
Includes 354,167 shares subject to stock options Mr. White has the right to exercise within 60 days after June 30, 2008. Also includes 306,666 shares of restricted stock subject to vesting restrictions and the holder continuing to be a service provider to the Company.

(7)
Includes 250,000 shares of restricted stock subject to vesting restrictions and the holder continuing to be a service provider to the Company.

(8)
Includes 988,665 shares subject to stock options Mr. Pillai has the right to exercise within 60 days after June 30, 2008. Also includes 6,440 shares held by Ramakrishna Pillai C/F Sudha Yvonne Pillai and Sanjay Hari Pillai UTMA/CA, Ramakrishna Hari Pillai, as Custodian and includes

  260,000 shares of restricted stock subject to vesting restrictions and the holder continuing to be a service provider to the Company.

(9)
Includes 25,000 shares subject to stock options Mr. Tyler has the right to exercise within 60 days after June 30, 2008. Also includes 100,000 shares of restricted stock subject to vesting restrictions and the holder continuing to be a service provider to the Company.

(10)
Includes 239,667 shares subject to stock options Mr. Young has the right to exercise within 60 days after June 30, 2008. Also includes 121,333 shares of restricted stock subject to vesting restrictions and the holder continuing to be a service provider to the Company.

(11)
Includes 184,875 shares subject to stock options Mr. Bonke has the right to exercise within 60 days after June 30, 2008. Also includes 13,333 shares of restricted stock subject to vesting restrictions and the holder continuing to be a service provider to the Company.

(12)
Includes 46,333 shares subject to stock options Mr. Couder has the right to exercise within 60 days after June 30, 2008. Also includes 78,771 shares of restricted stock subject to vesting restrictions and the holder continuing to be a service provider to the Company, and shares held in the Sanmina-SCI Deferred Compensation Plan for Outside Directors.

(13)
Includes 5,000 shares subject to stock options Mr. Goldsberry has the right to exercise within 60 days after June 30, 2008. Also includes 13,333 shares of restricted stock subject to vesting restrictions and the holder continuing to be a service provider to the Company.

(14)
Includes 9,759 shares subject to stock options Mr. Licata has the right to exercise within 60 days after June 30, 2008. Also includes 96,068 shares of restricted stock subject to vesting restrictions and the holder continuing to be a service provider to the Company.

(15)
Includes 161,333 shares subject to stock options Mr. Rosati has the right to exercise within 60 days after June 30, 2008. Also includes 23,025 shares held by Mario M. Rosati Retirement Trust, Mario M. Rosati, Trustee and 2,248 shares held by WS Investment Co. 99B of which Mr. Rosati is a general partner. Also includes 13,333 shares of restricted stock subject to vesting restrictions and the holder continuing to be a service provider to the Company.

(16)
Includes 1,244,933 shares subject to stock options Mr. Sapp has the right to exercise within 60 days after June 30, 2008. Also includes 212,160 shares held jointly by A. Eugene Sapp, Jr. and Patricia V. Sapp, 4,934 shares held in the A. Eugene Sapp, Jr. Individual Retirement Account and 70,591 shares of restricted stock subject to vesting restrictions and the holder continuing to be a service provider to the Company.

(17)
Includes 136,933 shares subject to stock options Mr. Shortridge has the right to exercise within 60 days after June 30, 2008. Also includes 32,964 shares of restricted stock subject to vesting restrictions and the holder continuing to be a service provider to the Company, and shares held in the Sanmina-SCI Deferred Compensation Plan for Outside Directors.

(18)
Includes 114,649 shares subject to stock options Ms. Ward has the right to exercise within 60 days after June 30, 2008. Also includes 1,165 shares held by Arthur Lee Davis, 70,591 shares of restricted stock subject to vesting restrictions and the holder continuing to be a service provider to the Company, and shares held in the Sanmina-SCI Deferred Compensation Plan for Outside Directors.

(19)
Includes an aggregate of 7,754,566 shares subject to stock options individuals have the right to exercise within 60 days after June 30, 2008.

(20)
Beneficial ownership is determined in accordance with the rules of the SEC based on factors, including voting and investment power, with respect to the securities. Common shares subject to conversion or issuable upon exercise of options currently exercisable or exercisable within 60 days after June 30, 2008 are deemed outstanding for computing the percentage ownership of the person holding the options, but are not deemed outstanding for computing the percentage of any other person. The number of shares owned by certain of our executive officers listed in the table above includes unvested shares of restricted stock held by such executive officers as of June 30, 2008.

FORWARD LOOKING STATEMENTS

        This document includes certain forward-looking statements, including statements relating to the expected benefits of the reverse stock split described above. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from these expectations due to the risks disclosed under "AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT—Risks of Proposed Reverse Split." In addition, important factors that could cause our operating results to differ materially from our expected operating results include but are not limited to the factors identified from time to time in our SEC filings and other public announcements, including Sanmina-SCI's Annual Report on Form 10-K for the fiscal year ended September 29, 2007 and Current Reports on Form 10-Q for the quarterly periods ended December 29, 2007, March 29, 2008 and June 29, 2008. We assume no obligation to update these forward-looking statements to reflect actual results, changes in risks, uncertainties or assumptions underlying or affecting such statements or for prospective events that may have a retroactive effect.

AVAILABILITY OF ADDITIONAL INFORMATION

        We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC's public reference rooms. A copy of our Annual Report on Form 10-K for the fiscal year ended September 29, 2007 is available without charge from our company website at www.sanmina-sci.com under the heading "Investor Relations-SEC Filings." Our Annual Report on Form 10-K for the fiscal year ended September 29, 2007 is also available in print to stockholders without charge and upon request, addressed to Sanmina-SCI Corporation, 30 E. Plumeria Drive, San Jose, California 95134, Attention: Corporate Secretary.

For the Board of Directors
Michael R. Tyler, Executive Vice President, General Counsel and Corporate Secretary

August 20, 2008

APPENDIX A

CERTIFICATE OF AMENDMENT
OF
THE RESTATED
CERTIFICATE OF INCORPORATION
OF SANMINA-SCI CORPORATION

        Sanmina-SCI Corporation (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

         FIRST:    The name of the Corporation is Sanmina-SCI Corporation.

         SECOND:    The date on which the Corporation's original Certificate of Incorporation was filed with the Delaware Secretary of State is May 9, 1989.

         THIRD:    The Board of Directors of the Corporation, acting in accordance with the provision of Sections 141 and 242 of the General Corporation Law of the State of Delaware adopted resolutions amending the first paragraph of Article 4 of the Restated Certificate of Incorporation of the Corporation to read in its entirety as follows:

          "4. The Corporation is authorized to issue two classes of capital stock: Preferred Stock, $0.01 par value per share, and Common Stock, $0.01 par value per share. The total number of shares of Preferred Stock which the Corporation shall have the authority to issue is 5,000,000 (the "Blanket Preferred"). The total number of shares of Common Stock which the Corporation shall have the authority to issue is [*] shares. Effective as of 5:00 p.m., Eastern time, on the date this Certificate of Amendment of Restated Certificate of Incorporation is filed with the Secretary of State of the State of Delaware, each [*] shares of the Corporation's Common Stock, par value $0.01 per share, issued and outstanding shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Common Stock, par value $0.01 per share, of the Corporation. No fractional shares shall be issued and, in lieu thereof, any holder of less than one share of Common Stock shall be entitled to receive cash for such holder's fractional share based upon the closing sales price of the Corporation's Common Stock as reported on The NASDAQ Global Select Market on the date this Certificate of Amendment is filed with the Secretary of State of the State of Delaware."

FOURTH:    This Certificate of Amendment of Restated Certificate of Incorporation was submitted to the stockholders of the Corporation and was duly approved by the required vote of stockholders of the Corporation at a special meeting of stockholders called and held upon notice in accordance with Section 222 of the Delaware General Corporation Law. A majority of the outstanding shares of Common Stock, voting together as a single class, voted in favor of this Certificate of Amendment of Restated Certificate of Incorporation. The vote required was a majority of the outstanding shares of Common Stock, voting together as a single class.

A-1

        IN WITNESS WHEREOF, Sanmina-SCI Corporation has caused this Certificate of Amendment to be signed by its Chief Executive Officer as of                                    , 2008.

SANMINA-SCI CORPORATION
Jure Sola, Chief Executive Officer

*
By approving these amendments, stockholders will approve the combination of any whole number of shares of Common Stock between and including Three (3) and Ten (10) into one (1) share of Common Stock and to concurrently decrease the authorized number of shares of Common Stock on a proportional basis. The Certificate of Amendment filed with the Secretary of State of the State of Delaware will include only that number determined by the Board of Directors to be in the best interests of the Corporation and its stockholders. In accordance with these resolutions, the Board of Directors will not implement any amendment providing for a different split ratio.

A-2

APPENDIX B

FORM OF PROXY CARD

SANMINA-SCI CORPORATION INVESTOR RELATIONS 2700 NORTH FIRST STREET SAN JOSE, CALIFORNIA 95134

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 8:59 P.M. Pacific Time on September 28, 2008. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE

STOCKHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Sanmina-SCI Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 8:59 P.M. Pacific Time on September 28, 2008. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Sanmina-SCI Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	SANSC1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SANMINA-SCI

The Board of Directors recommends a vote FOR the following proposal.				For	Against	Abstain

1.

Proposal to approve an amendment to Sanmina-SCI Corporation’s restated certificate of incorporation to effect a reverse stock split of Sanmina-SCI Corporation’s common stock pursuant to which any whole number of outstanding shares between and including Three (3) and Ten (10) would be combined into one share of common stock and to concurrently decrease the authorized number of shares of common stock on a proportional basis and to authorize Sanmina-SCI Corporation’s Board of Directors to select and file one such amendment.

				o	o	o

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR THE PROPOSAL.

(This Proxy should be marked, dated and signed by the stockholder(s) exactly as his, her or its name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

B-1

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting to be held on September 29, 2008: The Notice & Proxy Statement is available at www.proxyvote.com.

SANMINA-SCI CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS NOTICE OF SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON SEPTEMBER 29, 2008

The stockholder(s) hereby appoint(s) Jure Sola and David L. White, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Sanmina-SCI Corporation that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 11:00 AM Pacific Daylight Time on September 29, 2008 at the corporate offices of Sanmina-SCI Corporation (30 E. Plumeria Drive, San Jose, CA 95134) and any adjournment or postponement thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE PROPOSAL TO APPROVE THE AMENDMENT TO OUR CERTIFICATE OF INCORPORATION.

B-2

QuickLinks

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON SEPTEMBER 29, 2008
PROXY STATEMENT FOR THE SPECIAL MEETING OF STOCKHOLDERS
QUESTIONS AND ANSWERS ABOUT PROCEDURAL MATTERS
PROPOSAL 1: AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
FORWARD LOOKING STATEMENTS
AVAILABILITY OF ADDITIONAL INFORMATION
CERTIFICATE OF AMENDMENT OF THE RESTATED CERTIFICATE OF INCORPORATION OF SANMINA-SCI CORPORATION